UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Santarus, Inc. (“Santarus” or the “Company”) is disclosing that Depomed, Inc. (“Depomed”) has provided an update on the status of its activities related to the resupply of Glumetza® (metformin hydrochloride extended release) 500 mg tablets. Santarus promotes Glumetza 500 mg and 1000 mg products under a promotion agreement entered into with Depomed.
As previously disclosed, in June 2010, Depomed temporarily suspended product shipments of Glumetza 500 mg to its customers in connection with Depomed’s voluntary, class 2, wholesaler-level recall of 52 lots of Glumetza 500 mg due to the presence of trace amounts of a chemical called 2,4,6-tribromoanisole (TBA) in bottles containing the 500 mg formulation of Glumetza.
Depomed has disclosed that its investigation into the Glumetza 500 mg supply chain is ongoing. Based on the results of its investigation to date, Depomed has determined that additional actions are required prior to resuming shipments of Glumetza 500 mg to customers. Depomed currently expects to resume Glumetza 500 mg product shipments in mid-to-late fourth quarter 2010, although there is a possibility resupply will occur sooner.
The timing for resupply will ultimately depend on several factors, including the effectiveness of Depomed’s ongoing corrective actions, as well as any communications and discussions with the U.S. Food and Drug Administration, or FDA.
If Depomed determines not to establish resupply at the manufacturing facility currently utilized for Glumetza 500 mg, Depomed may move all or part of the Glumetza 500 mg manufacturing operations to an alternate site, which would likely result in a further extended delay before the product would be available for commercial sale.
The 1000 mg formulation of Glumetza is not subject to the recall and is currently being sold to customers. As previously disclosed by Depomed, Biovail, the sole supplier for the 1000 mg formulation of Glumetza, has moved its Glumetza tablet manufacturing operation to a Biovail site in Canada. Depomed expects to receive approval from the FDA to begin manufacturing at that site in October 2010. If that approval is delayed, Depomed may experience a supply disruption of the 1000 mg formulation of Glumetza.
The 500 mg supply disruption is expected to adversely affect Santarus’ Glumetza promotion revenues in the third quarter of 2010, and may adversely affect future periods.
Forward-Looking Statements
The statements that are not historical facts contained in this Form 8-K are forward-looking statements that involve risks and uncertainties including, but not limited to: the duration of the Glumetza 500 mg supply disruption; Depomed’s ability to continue to supply Glumetza 1000 mg and the anticipated timing for receipt of FDA approval for the site change; the impact of the ongoing Glumetza 500 mg supply disruption and any future supply disruption for Glumetza 1000 mg on Santarus’ promotion revenues; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: August 20, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer